                                                                     Exhibit 3.1

             One Ashburton Place, Boston, Massachusetts  02108-1512

                             ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)

We,    John A. Pino                                            , *
    -------------------------------------------------------------
President


and    Jeffrey B. Lavin                                        , * Clerk
    -------------------------------------------------------------

of    ACT Manufacturing, Inc.          ,
    -------------------------------------------------------------


                          (Exact name of corporation)

 located at:     2 Cabot Road, Hudson,  MA 01749
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                (Street address of corporation in Massachusetts)

 certify that these Articles of Amendment affecting articles numbered:

                    3
--------------------------------------------------------------------------------
         (Number those articles 1, 2, 3, 4, 5, and/or 6 being amended)

 of the Articles of Organization were duly adopted at a meeting held on July 29, 1999, by vote of:

7,821,702 shares of Common Stock, $.01 par value  of 9,091,600 shares
---------           ----------------------------    ----------
outstanding

                     (type, class & series, if any)

          shares of                               of           shares
----------          ----------------------------    ----------
outstanding

                     (type, class & series, if any)

          shares of                               of           shares
----------          ----------------------------    ----------
outstanding

                     (type, class & series, if any)




 1**being at least a majority of each type, class or series outstanding and entitled to vote thereon



 *Delete the inapplicable words. ** Delete the inapplicable clause. 1For amendments adopted pursuant to Chapter 156B, Section 70.
 2For amendments adopted pursuant to Chapter 156B, Section 71.

 Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:



        WITHOUT PAR VALUE STOCKS                              WITH PAR VALUE STOCKS
--------------------------------------------------------------------------------------------------------
    TYPE           NUMBER OF SHARES           TYPE             NUMBER OF SHARES            PAR VALUE
--------------------------------------------------------------------------------------------------------
Common:                0                     Common:           30,000,000                    $.01
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
Preferred:             0                    Preferred:         5,000,000                     $.01
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------


Change the total authorized to:

        WITHOUT PAR VALUE STOCKS                              WITH PAR VALUE STOCKS
--------------------------------------------------------------------------------------------------------
    TYPE           NUMBER OF SHARES           TYPE             NUMBER OF SHARES            PAR VALUE
--------------------------------------------------------------------------------------------------------
Common:                0                     Common:           50,000,000                    $.01
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
Preferred:             0                    Preferred:         5,000,000                     $.01
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date:


SIGNED UNDER THE PENALTIES OF PERJURY, this  29th day of July , 1999  .

/s/ John A. Pino                                                  , *President
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/s/ Jeffrey Lavin                                                 , *Clerk
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*Delete the inapplicable words.

                       THE COMMONWEALTH OF MASSACHUSETTS

                             ARTICLES OF AMENDMENT

                    (General Laws, Chapter 156B, Section 72)



--------------------------------------------------------------------------------

          I hereby approve the within Articles of Amendment, and the filing fee in the amount of $20,000 having been paid, said article is deemed to have been filed with me this 29th day of July 1999.


          Effective date: July 29,1999
          ______________________________________________________________________



                           /s/ William Francis Galvin

                             WILLIAM FRANCIS GALVIN

                         Secretary of the Commonwealth



                         TO BE FILLED IN BY CORPORATION

                      PHOTOCOPY OF DOCUMENT TO BE SENT TO:



                         Kelly R. Whiting, Esq.
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                         Testa, Hurwitz & Thibeault, LLP
                         -------------------------------
                         High Street Tower
                         -----------------
                         125 High Street
                         ---------------
                         Boston, MA  02110
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